U.S. SECURITIES AND EXCHNAGE COMMISSION
                             Washington, D.C. 20549


                               Form 8-K - AMENDED


                                 Current Report


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): October 3, 2001


                       THE CYBER GROUP NETWORK CORPORATION
                       -----------------------------------
             (Exact name of registrant as specified in its chapter)



                                     NEVADA
                       -----------------------------------
             (State or Jurisdiction of incorporation or origination)


                                    000-28153
                              --------------------
                            (Commission File Number)


                                   33-0901534
                              --------------------
                     (I.R.S. Employer Identification Number)



     720 E. Carnegie Dr. Suite 200, San Bernardino, Ca           92408
     -------------------------------------------------           -----
     (Address of principal executive offices)                 (Zip Code)




                  Registrant's telephone number: (909) 890-9769
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Item 4.   CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT - AMENDED

     (a) The purpose of this filing is to clarify the types of disagreements encountered with our previous independent accountants, Singer Lewak Greenbaum & Goldstein LLP (SLGG). As previously reported, SLGG resigned as our independent accountants on September 7, 2001 and the accountant's report on the financial statements for the past one-year contained a qualified opinion due to the Company's going concern uncertainty.

          The termination of SLGG's relationship with the Company occurred due to both lack of communication and a disagreement with our June 2001 quarterly filing. The lack of communication was primarily due to the cost of SLGG's audit and reviews; cost that the company believes were excessive. Regarding the disagreement, SLGG believes that the financial statements for the quarter ended June 2000 are misstated. SLGG claims that there were some year-end audit adjustments, booked in December 2000, related to the June 2000 quarter. As such, SLGG believes that the respective adjustments should be reflected in the appropriate categories in the June 2001 quarterly filing.

          In October 2001, we engaged our current accountants, Moore Stephens Frazer & Torbet LLP (MSFT). The Company's Board of Directors approved this decision. Prior to their acceptance of this engagement, we discussed with MSFT the nature of our disagreements with SLGG and they subsequently discussed them with SLGG. The Company did not seek MSFT's advice on any accounting matter prior to the acceptance of this engagement.

          Both the company and MSFT agree that we must review the June 2000 statements and file an amended filing, if necessary. We plan on performing this review upon completion of our annual audit. Given this, we should have idea of the necessity of an amended filing before the end of the second quarter of 2002.



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